UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 17, 2008

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

31365 Oak Crest Drive, Suite 200

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Material Definitive Agreement

On July 18, 2008, LTC Properties, Inc. (“LTC”) announced that it had signed an amended and extended $80 million, three-year Unsecured Credit Agreement, dated July 17, 2008.  The Credit Agreement provides for the opportunity to increase the credit amount up to a total of $120 million.  The prior agreement did not have an expansion provision.

Bank of Montreal, Chicago Branch is the Administrative Agent, BMO Capital Markets, is Co-Lead Arranger and Book Manager, Key Bank National Association is Co-Lead Arranger and Syndication Agent, and Raymond James Bank, FSB and Royal Bank of Canada are additional lenders under the Unsecured Credit Agreement.

The Credit Agreement provides a revolving line of credit with no scheduled maturities other than the maturity date of July 17, 2011, and allows LTC to borrow at the same interest rates applicable to borrowings under its prior credit agreement.  As of July 17, 2008, LTC had no outstanding borrowings under the Unsecured Credit Agreement.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1

Credit Agreement dated as of July 17, 2008 among LTC Properties, Inc. and Bank of Montreal, Chicago Branch is the Administrative Agent, BMO Capital Markets, is Co-Lead Arranger and Book Manager, Key Bank National Association is Co-Lead Arranger and Syndication Agent.

99.1	Press Release issued July 18, 2008.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: July 18, 2008	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President